SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: December 27, 2005
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
In response to passage of The American Jobs Creation Act of 2004 (the “Act”), the board of directors of Akorn, Inc. (“we” or “our”) has taken steps to ensure that our deferred compensation plans, programs, and arrangements comply with new requirements under the Internal Revenue Code of 1986. Specifically, the Act added a new section to the Internal Revenue Code, Section 409A, which imposes new requirements on deferred compensation arrangements. Accordingly, on December 27, 2005, we entered into executive bonus agreements with each of Mr. Arthur S. Przybyl, our president and chief executive officer, and Mr. Jeffrey A. Whitnell, our chief financial officer (collectively, the “bonus agreements”). To comply with Section 409A of the Internal Revenue Code, we entered into the bonus agreements to memorialize the bonus arrangements adopted by resolution of our board of directors in March 2005. The bonus agreements do not change the terms of the bonus arrangements adopted by resolution of our board of directors in March 2005. The following summary of the material terms of the bonus agreements is qualified in its entirety by reference to the copies of the agreements attached as Exhibits 99.1 and 99.2, which are incorporated by reference.
Under Mr. Przybyl’s bonus agreement, he is eligible to receive a one-time cash bonus equal to the sum of (i) up to $240,188, which equals 75% of his annual base compensation rate, if he achieves all of the performance measurements set forth in his bonus agreement in 2005, and (ii) up to $80,063, which equals 25% of his annual base compensation rate, if our adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for 2005 is at least $11,400,000. Mr. Przybyl’s performance measurements include (i) achieving adjusted EBITDA for 2005 of at least $9,500,000, (ii) conducting a successful capital raise or achieving cash flows from operations such that a capital raise is unnecessary, (iii) removing the restrictions imposed on our Decatur, Illinois facility set forth in the warning letter issued by the Food and Drug Administration (the “FDA”) and (iv) filing eight new abbreviated new drug application with the FDA and introducing six new abbreviated new drug application products to the market.
Under Mr. Whitnell’s bonus agreement, he shall receive a one-time cash bonus equal to the sum of (i) up to $89,775, which equals 45% of his annual compensation, if he achieves all of the performance measurements set forth in his bonus agreement in 2005 and (ii) up to $29,925, which equals 15% of his annual compensation, if our adjusted EBITDA for 2005 is at least $11,400,000. Mr. Whitnell’s performance measurements include (i) achieving adjusted EBITDA for 2005 of at least $9,500,000, (ii) conducting a successful capital raise or achieving cash flows from operations such that a capital raise is unnecessary, (iii) successfully renegotiating our debt and (iv) developing an omnibus equity compensation plan that is approved by our shareholders.
The calculation and payment of bonuses must be made within 30 days from the date we receive our audited financial statements.
Item 9.01 Financial Statements and Exhibits.
(c)   Exhibits.

No.	Description
99.1	Arthur S. Przybyl Executive Bonus Agreement by and between Akorn, Inc. and Arthur S. Przybyl dated December 27, 2005.

99.2	Jeffrey A. Whitnell Executive Bonus Agreement by and between Akorn, Inc. and Jeffrey A. Whitnell dated December 27, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: December 29, 2005